Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-216822, 333- 158590, 333-123444, 333-52952) and on Form S-8 (Nos. 333-14243, 333-28427, 333-52957, 333-123446, 333-125311, 333-131171, 333-141906, 333-142752, 333-142754, 333-167266, 333-218117) of Brandywine Realty Trust of our report dated February 23, 2018 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2018